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                                                                    Exhibit 10.4

                       Edge Group II Limited Partnership

                       AGREEMENT OF LIMITED PARTNERSHIP


          THIS AGREEMENT OF LIMITED PARTNERSHIP, entered into and effective as of ________, 1991, by and among JOHN SFONDRINI, and NAPAMCO. LTD., with offices at one Landmark Square, Suite 611, Stamford, Connecticut 06901, as general partners (hereinafter referred to as the "General Partner") and each of the other parties executing this Agreement or counterpart hereof as limited partners (the "Limited Partners") (the General Partner and the Limited Partners shall hereinafter be referred to collectively as the "Partners").


                              W I T N E S S E T H


                                   ARTICLE 1

(S)  1.1  Formation of Partnership

               The parties hereto hereby form, pursuant to the Uniform Limited Partnership Act of the State of Connecticut, a Limited Partnership, which organization is referred to as the "Partnership."

(S)  1.2  Organization Certificates

               The parties hereto shall immediately execute all such certificates and other documents conforming hereto and do all such filing, recording, publishing and other acts as may be appropriate to comply with all requirements for the laws of the State of Connecticut. The parties hereto also agree to execute all such certificates and other documents conforming hereto and to do all such filing, recording, publishing and other acts as may be appropriate to comply with the requirement of law for the jurisdictions where the Partnership shall desire to conduct business. Prior to conducting any business in any jurisdiction, the Partnership shall comply with all requirements for the qualification of the Partnership to conduct business as a limited partnership in such jurisdiction.



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(S)  1.3  Partnership Name

               The business of the Partnership shall be conducted under the name "Edge Group II Limited Partnership" in those jurisdictions where such name is permitted and under such variations of this name as the General Partner deems appropriate to comply with the laws of the other jurisdictions in which the Partnership does business. This name and all variations thereof are acknowledged to be the sole property of the General Partner who hereby consents to the use thereof by the Partnership. The General Partner, his successors and assigns, shall be free to use the said name and all variations thereof in connection with other ventures.

(S)  1.4  Rejection

               The General Partner, in his sole absolute discretion, may, at any time prior to the date the Partnership becomes effective, reject any subscription for any reason.


                                   ARTICLE 2

(S)  2.1  Definitions

               Whenever in this Agreement, the following terms shall have the meanings respectively assigned to them in this (S) 2.1:

                    2.1.a     "Agreement" means this Agreement of Limited
          Partnership as it may be further amended from time to time.

                    2.1.b     "Capital Contribution" shall mean the amount of
          money which a Partner has contributed to the Partnership towards meeting such Partner's Capital Commitment.

                    2.1.c     "Code" shall mean the Internal Revenue Code of
          1986, as amended from time to time, and regulations thereunder at the time of reference thereto.

                    2.1.d     "Consent of the Partners" means the written
          consent or approval of Partners (General and Limited) whose aggregate Capital Contributions represent at least sixty percent (60%) of the aggregate Capital Contributions, which consent or approval shall be obtained prior to the taking of the action for which it is required hereunder.

                    2.1.e     "Events of Bankruptcy" means, as to a General
          Partner:

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                    2.1.e.i    its or his admission, in writing, of
          its or his inability to pay its or his debts generally as they become due;

                    2.1.e.ii   its or his filing a petition in
          bankruptcy or for reorganization or for adoption of an arrangement under the Bankruptcy Act;

                    2.1.e.iii its or his making an assignment for the benefit of creditors;

                    2.1.e.iv   its or his consenting to the
          appointment of a receiver for all or a substantial part of its or his property;

                    2.1.e.v    its or his being adjudicated as
          bankrupt;

                    2.1.e.vi   the entry of a court order appointing a
          receiver or trustee(s) for all or a substantial part of its or his property without its or his consent, which order shall not be vacated, set aside or stayed within sixty (60) days from the date of entry; and/or

                    2.1.e.vii  the assumption of custody or
          sequestration by a court of competent jurisdiction of all or substantially all of its or his property, which custody or sequestration shall not be suspended or terminated within sixty (60) days from its inception.

               2.1.f    "Limited Partner or Limited Partners" means any or all
     of those persons designated as Limited Partners in the Partnership Certificate or any person who becomes a substitute Limited Partner as provided herein, in each person's capacity as a Limited Partner of the Partnership.

               2.1.g    "Partner" means a General Partner or Limited Partner.

               2.1.h    "Partnership" means the Limited Partnership governed by
     this Agreement as said Limited Partnership may from time to time be constituted as amended.

               2.1.i    "Partnership Properties" shall mean all interests,
     properties and rights of any type owned by the Partnership.

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                    2.1.j     "Joint Venture Agreement" shall mean the Joint
          Venture Agreement to be entered into between this Partnership and Edge Petroleum Corporation at or before the Funding Date to form the Edge Group Joint Venture II.

                    2.1.k     "Funding Date" shall mean the date upon which this
          Partnership makes its initial Capital Contribution to the Edge Group Joint Venture II and EPC make its Capital Contribution to the Edge Group Joint Venture II.

                    2.1.l     "EPC" shall mean Edge Petroleum Corporation, a to
          be formed Texas Corporation with which this Partnership will enter into a Joint Venture for the generation, development and marketing of oil and gas Prospects, substantially as set forth in the Private Placement Memorandum dated December 13, 1990 relating to the offer and sale of Partnership interests in this Partnership.

                    2.1.m     "Capital Commitment" of a Partner shall mean the
          amount of capital such Partner has committed to contribute to the Partnership, including the amount paid on Closing and the amount due on or before July 1, 1992. Each Partner's Capital Commitment is set forth on the signature page of this Agreement.

                    2.1.n     "Simulated Depletion Deductions" means the
          simulated depletion allowance computed by the Partnership with respect to each oil and gas property by using either the cost depletion method or the percentage depletion method (computed in accordance with Internal Revenue Code Section 613 at the rates specified in Section 613(c)(5) without regard to the limitation of Section 613A, which theoretically could apply to any partner) for each taxable year that the property is owned by the Partnership and subject to depletion, in accordance with Treas.Reg. Section 1.704-1(b)(2)(iv)(k).

                    2.1.o     "Simulated Gains" and "Simulated Losses" mean,
          respectively, the simulated gains or simulated losses computed by the Partnership with respect to its oil and gas properties pursuant to Treas.Reg Section 1.704-1(b)(2)(iv)(k).

                    2.1.p     "Limited Partner Percentage" shall mean for each
          Limited Partner as of any date the amount of such Limited Partner's Capital Account divided by the sum of Capital Accounts of all Limited Partners as of such date.

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               2.1.q "Cash Flow" means the Gross Cash Proceeds from Partnership
          Operations less the portion thereof used to pay Partnership expenses.

                                   ARTICLE 3

(S)  3.1  Purposes and Powers of the Partnership

               The principal purpose of the Partnership shall be to enter into (or ratify, if such Agreement has already been entered into) the Joint Venture Agreement with EPC for the purpose of engaging in the business of prospect generation and sales, and activities relating thereto, within the Continental United States and off shore state waters as described in a Private Placement Memorandum for the Partnership dated December 13, 1990 to which this Agreement was attached as an Exhibit. The purposes of this Partnership may be accomplished through:

               3.1.a the employment of such parties and personnel and such legal, accounting, geological, geophysical and engineering services and advice as the General Partner deems advisable;

               3.1.b the payment (or where appropriate in the judgment of the General Partner, the failure to make payment) of delay rentals on leases or leasehold interests;

               3.1.c the making or giving of dryhole or bottomhole contributions in the form of acreage, money or both;

               3.1.d the execution and amendment of all documents or instruments of any kind which the General Partner may deem appropriate for carrying out the purposes of the Partnership;

               3.1.e the purchase and establishment of inventories of pipe and other equipment and material;

               3.1.f the borrowing of money or the incurring of purchase money or other debt for Partnership purposes and the mortgaging and pledging of Partnership Properties for the repayment of any such debt; no person or entity to which any such debt is owed shall be required to inquire as to the purposes for which such debt is incurred and, as between the Partnership and such person or entity, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for purposes authorized under the terms of this Agreement;

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                    3.1.g the holding of Partnership Properties in the name of a nominee chosen by the General Partner if it shall deem such action appropriate;

                    3.1.h the administration of non-producing properties;

                    3.1.i the sale, relinquishment, release, Farm Out or other disposition of any producing and non-producing leases, leasehold interests or contractual rights to acquire such interests or undivided interest therein (even if such sale or disposition results in the sale of all or substantially all of the assets of the Partnership), which, in the judgment of the General Partner, should be sold, released, farmed out, relinquished or otherwise disposed of;

                    3.1.j the producing, treating, transporting and marketing of oil and gas and the execution of division orders, gas sales contracts and other marketing agreements;

                    3.1.k to execute (if it has not already been executed) or amend the Joint Venture Agreement or other joint venture or general or limited partnership agreements or any other agreements or undertakings which the General Partner may determine in its sole discretion is necessary or advisable in order to carry out the purposes of the Partnership, to furnish and give consents and to perform and to transact business under the Joint Venture Agreement, and other agreements in a manner which the General Partner deems in its discretion is necessary or desirable in order to carry out the purposes of the Partnership.

                    3.1.l associating the partnership with others in partnerships, joint ventures and other associations.

                    3.1.m to enter into, make, amend and perform all such contracts, agreements and other undertakings as the General Partner in its sole discretion may determine to be necessary or advisable or incident to the carrying out of the objects and purposes of the Partnership.

                    3.1.n to do any and all acts required of the Partnership, and exercise all rights of the Partnership, with respect to the Partnership's interest in any Selected Company.

                    3.1.o to take such other actions as may be necessary or advisable in connection with the foregoing.

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                    3.1.p     to consult with legal counsel and with independent
          public accountants selected by the General Partner on behalf and at the expenses of the Partnership (and any action which the General Partner takes or omits to take in good faith in reliance upon and in accordance with the opinion or advice of such counsel or accountants shall afford full protection and justification for the General Partner with respect to the action taken or omitted).


                                   ARTICLE 4

(S)  4.1  Principal Office

               The executive officers of the Partnership are at One Landmark Square, Suite 611, Stamford, Connecticut 06901, and the Partnership shall conduct business at such location and any additional locations as may from time to time be determined by the General Partner.

(S)  4.2  Term of Partnership

               The Partnership shall be effective from and after the date set forth in the first sentence of this Agreement. The Partnership shall continue in existence until December 31, 2025, unless sooner terminated pursuant to any provisions of the Connecticut Limited Partnership Act.


                                   ARTICLE 5

(S)  5.1  Commitment of General Partner

               The General Partner shall contribute $100 to the capital of the Partnership. Other than the as required by (S) 12.2.c, 12.2.d, the General Partner is not committed to (but may) contribute any other cash or property and may do so as a Limited Partner.


                                   ARTICLE 6

(S)  6.1  Payments of the Capital Contributions of the Limited Partners

               Each Limited Partner shall contribute the sum $70,500 per unit to the Capital of the Partnership, payable $60,500 by certified or bank check or checks at closing (or by authorization as provided in the Subscription Agreement), and $10,000 due on or before July 1, 1992.

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(S)  6.2  Nature of Contributions

               No Limited Partner shall be required to contribute any capital to the partnership other than as provided in paragraph 6 hereof or to lend any funds to the Partnership. No interest shall be paid to a Limited Partner on any capital contributed to the Partnership pursuant to this paragraph 6 and except as otherwise provided herein no Partner may withdraw his Capital Contribution.

(S)  6.3  Defaults in Payment of Capital Contributions

               It shall constitute an "Event of Default" for any Limited Partner to fail to pay the $10,000 due on or before July 1, 1992, if such failure to pay continues for a period of 10 days after notice of such failure to pay has been given to the Limited Partner by the General Partner. Upon the occurrence of an Event of Default, the General Partner shall have full power, in its sole discretion, without prejudice to any other rights the Partnership may have under this Agreement, to do any one or more of the following:

          (a) to allow the defaulting Limited Partner to continue as a Limited Partner and credit any distributions to which the defaulting Limited Partner is then or thereafter may become entitled against such Limited Partner's obligation to the Partnership; or

          (b) to cause suit to be brought against the defaulting Limited Partner to collect all of any part of the unpaid portion of the Capital Commitment of such defaulting Limited Partner, together with (i) interest at the rate of 18% per annum or, if lower, the maximum rate permitted by law, from the date on which such defaulting Limited Partner's Capital Commitment was first due to be paid to the Partnership and (ii) all collection expenses, including attorneys' fees incurred by the Partnership in connection with the collection of the unpaid portion of such Limited Partner's Capital Commitment; or

          (c) to require the defaulting Limited Partner (and the defaulting Limited Partner will be obligated) to sell to the General Partner, a third party and/or to some or all of the other Limited Partners who wish to purchase the defaulting Limited Partner's entire interest in the Partnership for such price as the General Partner in good faith shall determine to be fair and reasonable. In making such determination, the General Partner shall give consideration to the amount of such defaulting Limited Partner's Capital Account as at the end of the quarter immediately preceding the occurrence of the Event of Default, less any subsequent distributions therefrom. The amount of the defaulting Limited Partner's Capital Commitment which remains unpaid at the time of the Event of Default shall be deducted from the purchase price of such defaulting Limited Partner's interest and each Partner who purchases a portion of the defaulting Limited Partner's interest in the Partnership shall assume responsibility for payment

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     of a corresponding portion of the defaulting Limited Partner's unpaid
     Capital Commitment. The remaining portion of the purchase price shall be paid to the defaulting Limited Partner, provided that the General Partner may impose a charge deductible therefrom not in excess of 4% of such purchase price to cover reasonable expenses incurred in effecting the sale of the defaulting Limited Partner's interest in the Partnership; or

          (d) to terminate all the unpaid Capital Commitment of such defaulting Limited Partner, in which event:

          (i) the Partnership may make available to the General Partner, third parties and/or some or all of the other Limited Partners the ability to assume part of all the defaulting Limited Partner's unpaid Capital Commitment, in which event such Partners shall pay for their respective additional Capital Commitments;

          (ii) such defaulting Limited Partner shall have no further right to make any Capital Contributions to the Partnership and such Limited Partner's Partnership Percentage shall be reduced to zero; and

          (iii) such defaulting Limited Partner's sole right thereafter shall be to receive distributions from the Partnership, in accordance with
     Section 8.2, up to (but not more than) an amount equal to such Partner's Capital Account as of the date of default, plus or minus such Partner's pro
                                                                             ---
     rata share of allocations pursuant to Section 8.2 not yet made to such
     ----
     Partner's Capital Account as of the date of default, if any, and less a charge, not in excess of 4% of the amount to be distributed to the defaulting Limited Partner, to cover reasonable expenses incurred in connection with such defaulting Limited Partner's default, but in all other respects such defaulting Limited Partner shall remain subject to all other terms and conditions of this Agreement, including all liabilities hereunder, as if such Event of Default had not occurred.

          (e) The profits allocable to a defaulting Limited Partner will be equal to 50% of the profits (but 100% of the losses) otherwise alocable to such defaulting Limited Partner under Section 8.2. The 50% of the profits not allocated to a defaulting Limited Partner will be allocated among the remaining Partners not then in default on the basis of their respective Capital Contributions.

          (f) Capital Accounts and Partnership Percentages shall be adjusted to reflect the purchase, pursuant to Section 6.3(c), of any part of a defaulting Limited Partner's interest in the Partnership by the remaining Partners and the assumption of any unpaid Capital Commitment of such defaulting Limited Partner. In the event some or all the remaining Partners assume part or all the unpaid Capital Commitment of a defaulting Limited Partner pursuant to Section 6.3(c), each non-defaulting Partner's Partnership Percentage shall be adjusted to reflect such Partner's share of the total Capital Commitments of all non-defaulting Partners.

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     Percentage shall be adjusted to reflect such Partner's share of the total
     Capital Commitments of all non-defaulting Partners.

                                   ARTICLE 7

(S)  7.1  Fiscal Year and Accounting

               The fiscal year of the Partnership shall be the calendar year and the books of the Partnership shall be kept on a cash, accrual or such other basis as the General Partner shall determine and shall be kept in accordance with the accounting principles employed by the Partnership for federal income tax purposes.

(S)  7.2  Capital Accounts

                    7.2.a     A separate capital account shall be maintained for
          each Partner to which his contributions and his allocable share of income and gains shall be credited, and his distributions, and his allocable share of deductions and losses shall be charged. The capital accounts are intended to comply with Treasury Regulation (S) 1.704-1(b) and shall be maintained and adjusted in a manner consistent with such Regulation.

                    7.2.b     A Partnership's Capital Account shall be increased
          by the amount of Simulated Gains allocated to such Partnership, and decreased by the amount of Simulated Depletion Deductions and Simulated Losses allocated to such Partnership. Simulated Depletion shall be allocated to the Partnership in the same proportion as such Partners were properly allocated the adjusted tax basis of such property. The aggregate Capital Account adjustments for simulated percentage depletion allowances with respect to an oil and gas property of the Partnership shall not exceed the aggregate adjusted tax basis allocated to the Partnership with respect to such property. The Capital Accounts of the Partners shall be adjusted upward by the amount of any Simulated Gain in proportion to such Partner's allocable shares of the portion of the total amount realized from the disposition of such property that exceed the Partnership's simulated adjusted basis in such property. The Capital Accounts of such Partners shall be adjusted downward by the amount of any Simulated Loss in proportion to such Partner's allocable shares of the total amount realized from the disposition of such property that represents recovery of the Partnership's simulated adjusted basis in such property.

                    7.2.c     Minimum Gain Chargeback. Notwithstanding any other
                              -----------------------
          provision of this Article, if there is a net decrease in Partnership Minimum Gain, as defined in Temp. Reg. Section 1.704-1(b)(4)(iv)(c), during any

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          Partnership fiscal year each Partner shall be allocated items of
          Partnership income and gain in accordance with Temp.Reg. Section 1.704-1(b) (4) (iv) (e). This Section 7.2(c) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                    7.2.d    Transfer of Interest. In the event any interest in
                             --------------------
          the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferee to the extent it relates to the transferred interest.

(S)  7.3  Deduction of Intangible Drilling and Development Costs

               The Partnership shall elect to deduct intangible drilling and development costs currently as an expense for income tax purposes and shall use its best efforts to require any partnership, joint venture or other arrangement in which it is a party and which incurs such costs to make a similar election.

(S)  7.4  Elections by Partnership as to Optional Adjustments to Basis

               In case of a distribution of property within the provisions of
     (S) 734 of the Code or in the case of a transfer of a Partnership interest permitted by this Agreement made within the provisions of (S) 743 of the Code, the General Partner, on behalf of the Partnership may, at its option, file an election under (S) 754 of such Code in accordance with the procedures set forth in the applicable Treasury Regulations. If such an election is filed, the General Partner will at no time be required to provide any additional accounting or tax information with respect to any adjustment to basis for any Limited Partner.

(S)  7.5  Election with Respect to Taxation as Partnership

               Neither the Partnership nor any Partner thereof will elect under
     (S) 651 of the Internal Revenue Code of 1986 to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 thereof.


                                   ARTICLE 8

(S)  8.1  Determination of Profit and Loss

               At the end of each fiscal year of the Partnership or at the end of such intervening accounting period as the General Partner may select, all Partnership revenues, proceeds, costs and expenses shall be determined and allocated to the Partnership interest of each Partner for the accounting period then ending in accordance with the provisions of this Article.

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(S)  8.2  Allocations of Income, Gains, Losses, Deductions and Distributions

               Income, Gains, Losses, Deductions and Distributions shall be allocated among the Partners as follows:

               Income, Gains, Losses, Deductions and Distributions shall be allocated and distributed 1 percent to the General Partner and 99 percent to the Limited Partners until such time as the amounts of cash and the fair market value of other consideration distributed to the Limited Partners (either during the term of the Partnership or incident to liquidation of the Partnership) equals 150 percent of their Capital Contribution to the Partnership. Thereafter, such items shall be allocated 25 percent to the General Partner and the balance shall be allocated to the Limited Partners (including the General Partner if and to the extent he invests as a Limited Partner). Allocations and distributions to the Limited Partners shall be allocated to each Limited Partner in accordance with his Limited Partnership Percentage.

               Notwithstanding anything contained herein to the contrary, no distribution may be made to or loss allocated to a Limited Partner which would render such Limited Partner a deficit Capital Account.


                                   ARTICLE 9

(S)  9.1  Rights, Representations and Covenants of Limited Partners

               9.1.a     No Limited Partner shall be personally liable for
          any of the debts of the Partnership or any of the losses thereof beyond the amount of his agreed Capital Contribution. No Limited Partner shall be responsible for any losses of any other Limited Partner. No Limited Partner shall take part in the control or management of the business or transact any business for the Partnership and no Limited Partner shall have the power to sign for or to bind the Partnership. No salary shall be paid to any Limited Partner nor shall any Limited Partner have a drawing account. No Limited Partner shall be entitled to the return of his contribution.

               9.1.b     Each Limited Partner shall be personally obligated
          to make payment of the amount he agreed to contribute to the Capital of the Partnership upon execution of his Subscription Agreement to the Partnership.

               9.1.c     In addition to other rights which a Limited
          Partner may have, each Limited Partner has the right to bring a derivative action against the General

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          Partner in order to recover damages or otherwise seek relief from the
          General Partner for a breach by the latter of his fiduciary obligations to the Partnership.

(S)  9.2  Assignments by Limited Partner

                    9.2.a A Limited Partner may not sell, assign or transfer his interest in the Limited Partnership to a successor Limited Partner whether voluntarily or by operation of law unless the General Partner, in his sole discretion, consents in writing to the sale, assignment or transfer. Provided that such written consent is obtained, the purchaser, assignee or transferee shall become a substitute Limited Partner only if:

                         9.2.a.i   the interest sold, assigned, or
               transferred is not less than the total interest of the transferor Limited Partner in the Partnership unless, in the opinion of the General Partner, the Limited Partner has a sufficient interest to be divided; and

                         9.2.a.ii  the purchaser, assignee or
               transferee shall consent in writing, in form satisfactory to the General Partner, to be bound by the terms of the Limited Partnership Agreement in the place and stead of the assigning Limited Partner.

                    9.2.b     A Limited Partner, without the consent of the
          General Partner, may assign to any person all or any portion of his right to receive distributions hereunder, provided, however, that such assignment shall not be binding on the Partnership until the General Partner shall have received a certified copy of such assignment.

                    9.2.c     No sale or assignment of an interest in the
          Partnership by a Limited Partner shall be effective until all certificates or other documents have been performed which are necessary to constitute the assignee a substitute Limited Partner in the Limited Partnership in all jurisdictions in which it does business and the General Partner approves the written assignment and said assignment is recorded on the books of the Partnership. Each Limited Partner agrees, upon request of the General Partner, to execute such certificates or other documents and to perform such acts as may be required to preserve such status and that John Sfondrini, the individual General Partner, may execute such certificates or other instruments or documents on behalf of each Limited

                                      13

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          Partner pursuant to the Power of Attorney granted by each Limited
          Partner to the General Partner.

                    9.2.d     Assignment, with or without the consent of the
          General Partner, will not release the Limited Partner from his obligation to pay his Capital Contribution.

(S) 9.3   ASSIGNEES

                    9.3.a     In the event of the decease or incapacity of any
          Limited Partner, his legal representative(s) shall have the same status as an assignee of the Limited Partner unless and until the General Partner shall permit such legal representative(s) to become a Substitute Limited Partner on the terms and conditions as herein provided. The death of a Limited Partner shall not dissolve the Partnership.

                    9.3.b     An assignee of a Limited Partner who does not
          become a Substitute Limited Partner in accordance with (S) 9.2 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of profits, losses and distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner.

                    9.3.c     Any Limited Partner who shall assign all his
          interest in the Partnership shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges or obligations if a Limited Partner is admitted to the Partnership as a Substitute Limited Partner in accordance with (S) 9.2, provided, however, that said assigning Limited Partner shall retain the statutory rights and be subject to the statutory obligations of an assignor Limited Partner under the Uniform Act as well as the obligations to make the Capital Contributions attributable to the interest in question, if any portion thereof remains unpaid.

                    9.3.d     In the event of any assignment of a Limited
          Partner's interest as a Limited Partner, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment, such interest must evidence the written acceptance of the assignee to all the terms and provisions of this Agreement; and if such instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

                    9.3.e     An assignee of a Limited Partner's interest as a
          Limited Partner who does not become a

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     Substitute Limited Partner as provided in (S) 9.2 and who desires to make a further assignment of his interest shall be subject to the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his interest.


                                  ARTICLE 10

(S)  10.1 Rights, Representations and Covenants of the General Partner

                    10.1.a    The General Partner shall have full, exclusive and
     complete discretion in the management and control of the affairs of the Partnership for the purposes herein stated, shall make all decisions affecting Partnership affairs and shall have full power and authority to execute, amend and deliver on behalf of the Partnership such documents or instruments relating to Partnership affairs as may in his opinion be appropriate in the conduct of Partnership business, including, without limitation, joint venture agreements, operating agreements, division orders, gas sales contracts, unitization agreements, gasoline plan contracts, recycling agreements, production payments, contracts, notes, mortgages and deeds of trust. No person, firm or corporation dealing with the Partnership shall be required to inquire into the authority of the General Partner to take any action or make any decision.

                    10.1.b The General Partner shall devote such portion of his time as is reasonably needed to carry out the operations contemplated under this Agreement and shall make available at all reasonable times his offices, organization, and facilities to carry out the purposes of the Partnership.

                    10.1.c    The General Partner shall, in addition to other
     duties, maintain complete and accurate records and accounts of all income and expenditures and furnish the Limited Partners with statements of account from time to time, together with all necessary tax reporting information. Such records and accounts shall likewise be available for inspection and audit by any Limited Partner or his duly authorized representative (at the expenses of such Limited Partner) during business hours at one of the executive offices of the Partnership; however, the General Partner shall not be required to maintain such records and material referred to herein for a period in excess of five (5) years from the date of the making or receipt thereof.

                    10.1.d    The Partnership, to the extent of its assets, will
     indemnify the General Partner and, in the

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

          sole discretion of the General Partners, their agents, employees, advisors and consultants, against any loss or liability resulting from good faith acts or omissions to act on its part on behalf of the Partnership and, in any event, to the extent permissible under the laws of the State of Connecticut. The General Partner shall not have any liability for any failure or misfeasance on his part, other than a willful failure or misfeasance with respect to his obligations under the Agreement.

               10.1.e    Whenever a conflict of interest exists or arises
          between the General Partner, on the one hand, and the Partnership or a Limited Partner, on the other hand, the General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest, any customary or accepted industry practices, and any applicable generally accepted accounting or engineering practices or principles, and in the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement, or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or under Connecticut law or any other applicable law, rule or regulation.

(S)  10.2 Assignment by General Partner

          The General Partner shall not sell, assign or otherwise dispose of all or any portion of his interest in the Partnership as General Partner without prior consent; provided, however, such consent shall not be required, if such sale or assignment relates only to the General Partner's right to receive distributions hereunder or is required by another provision of this Agreement.

(S) 10.3 Fees and Reimbursement to General Partner

          The Partnership shall reimburse the General Partner for all expenses and costs incurred in connection with the business of the Partnership. Additionally, for a period of five years from the date of this Agreement, the Partnership shall pay to the General Partner an annual management fee equal to 2 percent of the aggregate capital commitments of the Limited Partners. If proceeds are not available to pay the management fee, the fee shall accrue, and be paid from the first revenue from operations which becomes available.

          Following the expiration of five years from the date hereof, the Partnership shall pay to the General Partner a

     Management Fee equal to 3 percent of the Cash Flow of the Partnership.


                                  ARTICLE 11

(S)  11.1 General Partner's Withdrawal from the Partnership

               The General Partner may not withdraw as General Partner from the Partnership without prior Consent, unless Vincent Andrews agrees to serve as substitute individual General Partner.

(S)  11.2 Death or Incapacity of John Sfondrini

               In the event John Sfondrini dies or for any reason ceases to be an individual General Partner or is adjudicated to be mentally incompetent, Vincent Andrews shall serve as substitute or additional individual General Partner, as the case may be, if he accepts such appointment, at the time.


                                  ARTICLE 12

(S)  12.1 Termination and Dissolution of the Partnership

               The Partnership shall be dissolved on December 31, 2025, or upon the prior occurrence of any event causing a dissolution of the Partnership under the Uniform Limited Partnership Act of the State of Connecticut. The Partnership shall also be dissolved upon (a) the occurrence of any event which makes it unlawful for the Partnership business to be continued, unless such event can be and is remedied within a reasonable period of time not to exceed six (6) months; (b) the sale or other disposition of substantially all interests in oil and gas acreage and leases and other Partnership assets, or (c) the bankruptcy of a General Partner, unless a surviving General Partner elects to continue as General Partner.

               The Partnership shall not be dissolved by reason of the death, withdrawal or expulsion of a Limited Partner or upon the admission of a new Limited Partner.

(S)  12.2 Winding Up and Distribution

               In the event of the dissolution of the Partnership, the General Partner shall wind up the affairs of the Partnership and, after payment of all third-party liabilities of the Partnership, shall distribute the remaining assets of the Partnership in cash or in kind to the General Partner and to the Limited Partners in accordance with their respective Capital Account balances.

                    12.2.a     Distribution to the Limited Partners
          hereunder shall be allocated to each Limited Partner in accordance with his Limited Partnership Percentage.

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

               12.2.b    Any property distributed in kind in liquidation
     shall be treated as if the property were sold for its fair market value and any deemed gain or loss shall be credited to the Partners in accord with this Agreement.

               12.2.c    If there should be a deficit in any Partner's
     capital account, the Partner shall be required to make a Capital Contribution equal to the deficit amount. Such contribution shall be made not later than the end of the Partnership year in which such Partners' interest is liquidated, or, if later, within 90 days of the date of such liquidation.

               12.2.d    Notwithstanding anything contained herein to the
     contrary, if on or during liquidation the respective Partners' Capital Accounts do not reflect the allocation percentages provided in Section 8.2, then the Capital Accounts, to the extent necessary, shall be reallocated to reflect such allocation percentages.

(S) 12.3 Option of General Partner

          If the Partnership is terminated without approval of the General Partner, the General Partner shall have an option to purchase for cash all assets of the Partnership at the aggregate amount computed by taking (as of the December 31 last preceding such termination):

               (a) The sum of (i) cash on hand, prepaid expenses and accounts receivable; (ii) 66-2/3 percent of the future net revenues of all proven developed oil and gas leases, royalties, overriding royalties and other proven interest in oil and gas properties estimated by an independent engineer in accordance with accepted practices, discounted to present worth by an annual factor of 10 percent, which factor is subject to increase (but not decrease) in the same proportion that the New York Federal Reserve Bank Discount Rate (the "Discount Rate") at the time of calculation exceeds the Discount Rate at the effective date hereof and
     (iii) the present value of all other assets, less estimated cost of sale, as determined by an independent appraiser, in the business of making such appraisals; and subtracting therefrom an amount as determined in paragraph 12.3(b), below.

               (b) An amount equal to all debts, accrued expenses and obligations of the Partnership of every kind and nature, including the discounted present value of payment due or to become due to the General Partner.

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

                                  ARTICLE 13

(S)  13.1 Independent Activities

               All partners may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligations to offer any interest in such activities to any party hereto. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner from engaging as they intend to do in the exploration for and production of oil, gas and other minerals, individually, jointly with others, or as a party of any other association to which the General Partner is or may become a party, except to the extent provided herein.

                                  ARTICLE 14

(S)  14.1 NOTICES

               Any and all notices called for under this Agreement shall be deemed adequately given, as and when postmarked, if in writing and sent registered or certified mail, postage prepaid, to the party or parties for whom such notices are intended. All such notices in order to be effective shall be addressed to the last address of record on the partnership books when given by the General Partner and intended for the Limited Partners; and, to the address of the Partnership when given by the Limited Partners and intended for the General Partner. Any Limited Partner may change his address by giving notice, in writing, to the General Partner and the General Partner may change the address of the Partnership by giving such notice to all Limited Partners. Commencing on the fifth day after giving of such notice, such newly designated address shall be such Partner's address for the purpose of all notices of other communications required or permitted to be given pursuant to this Agreement.

(S)  14.2 LAW GOVERNING

               This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

(S)  14.3 AMENDMENTS

               The General Partner may propose in writing to the Limited Partners the adoption of an amendment to this Agreement, and if within sixty (60) days of the sending of such proposal, the consent of the Partners shall have been given, the amendment shall be deemed adopted, except that all Partners must give their consent in writing to any amendment which would (i) extend the term of the Partnership as set forth in Section 4.2 hereof, (ii) amend

     Sections 8.2, 12.2 or 12.3, (iii) amend this Section 14.3 or (iv) in any manner increase the liability of the Limited Partners.

(S)  14.4  Successors and Assigns

               This Agreement and all the terms and provisions hereof shall be binding upon and shall enure to the benefit of the Partners, their respective legal representatives, heirs, successors and assigns.

(S)  14.5  Counterparts

               This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart, except that no counterpart shall be binding unless signed by the General Partner.

               Individuals                        Entities

     -------------------------------    ----------------------------
     Individual Limited Partner         Name of Entity

                                        By:_________________________
                                           Signature and Title

                         $________________________
                          Total Capital Commitment

                         $________________________
                          Amount Due on or before
                              July 1, 1992


     EDGE GROUP II LIMITED PARTNERSHIP


     By:______________________________
        its General Partner

[INDIVIDUAL]


STATE OF _____________________)
                              :  ss.:
COUNTY OF ____________________)

          On ____________________, 199_, before me personally appeared _______________________, known to me as the person(s) whose name(s) is subscribed to the foregoing Agreement of Limited Partnership and acknowledged that he/she/they executed the same.


                                                  ______________________________
                                                           Notary Public

[CORPORATE]


STATE OF _____________________)
                              :  ss.:
COUNTY OF ____________________)


     On ____________________, 199_, before me personally appeared _______________________, to me known and who, being by me duly sworn, did depose and say that s/he is the _______________________ of ______________________,
a _______________________ corporation, the corporation which executed the foregoing Limited Partnership Agreement, that s/he knows the seal of said corporation; that the seal affixed to said Agreement is such corporate seal; that it was so affixed by authority of the corporation; and that s/he signed his/her name thereto by like authority.


                                                  ______________________________
                                                           Notary Public

[PARTNERSHIP]


STATE OF _________________)
                          : ss.:
COUNTY OF ________________)


          On ___________, 199_, before me personally appeared _________________, to me known and who, being by me duly sworn, did depose and say that s/he is a General Partner of _____________, a ______________ partnership, the partnership which executed the foregoing Limited Partnership Agreement, that s/he being authorized to do so, did execute it on the partnership's behalf.


                                                       _________________________
                                                             Notary Public

[TRUST]


STATE OF _________________)
                          : ss.:
COUNTY OF ________________)


          On ___________, 199_, before me personally appeared _________________, to me known and who, being by me duly sworn, did depose and say that s/he is a trustee of _____________, a trust, that the trust executed the foregoing Limited Partnership Agreement, that s/he being authorized to do so, did execute it on the trust's behalf.


                                                       _________________________
                                                             Notary Public

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